                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               ATHEROGENICS, INC.
             (Exact name of registrant as specified in its charter)



        GEORGIA                                                58-2108232
(State of Incorporation)                                    (I.R.S. Employer
                                                           Identification No.)


                              8995 WESTSIDE PARKWAY
                            ALPHARETTA, GEORGIA 30004
          (Address of principal executive offices, including zip code)



  If this form relates to the             If this form relates to the
  registration of a class of securities   registration of a class of securities
  pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
  Exchange Act and is effective           Exchange Act and is effective
  pursuant to General Instruction         pursuant to General Instruction
  A.(c), please check the following       A.(d), please check the following
  box. [ ]                                box. [X]


Securities Act registration statement file number to which this form relates:
333-31140
---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
         -------------------                  ------------------------------

                None                                        None

Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, no par value per share
                      ------------------------------------
                                (Title of class)


                                Page 1 of 3 Pages

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the securities being registered included under the caption "Description of Capital Stock" in the preliminary prospectus filed with the Securities and Exchange Commission dated August 4, 2000, included as part of Amendment No. 4 to the Registration Statement on Form S-1, No. 333-31140, is incorporated herein by reference. Such description also will be included under the caption "Description of Capital Stock" in a prospectus to be filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The description of the securities set forth in such subsequently filed prospectus shall be deemed to be incorporated by reference herein.


ITEM 2.   EXHIBITS.

         The following exhibits are incorporated by reference to a prior filing as indicated:

Exhibit No.                Description
-----------                -----------
   1(a)                    Form of Fourth Amended and Restated Articles of
                           Incorporation of the Company (incorporated by
                           reference to Exhibit 3.01 to the Company's
                           Registration Statement on Form S-1, No. 333-31140).

   1(b)                    Form of Third Amended and Restated Bylaws of the
                           Company (incorporated by reference to Exhibit 3.02 to the Company's Registration Statement on Form S-1, No.
                           333-31140).

   2(a)                    Specimen form of Common Stock Certificate
                           (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-1, No.
                           333-31140).

   2(b)                    Amended and Restated Master Rights Agreement dated
                           October 31, 1995, as amended by First Amendment dated
                           November 1, 1995; Second Amendment dated July 30,
                           1996; Third Amendment dated April 13, 1999; Fourth
                           Amendment dated May 11, 1999; and Fifth Amendment dated August 30, 1999 (incorporated by reference to Exhibit 4.02 to the Company's Registration Statement on Form S-1, No. 333-31140).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated:   August 4, 2000.



                                ATHEROGENICS, INC.



                                By: /s/ Mark P. Colonnese
                                    -------------------------------------------
                                    Mark P. Colonnese
                                    Vice President, Finance and Administration,
                                    Chief Financial Officer and Assistant
                                    Secretary


                                      -3-